Consent of Independent Certified Public Accountants


First Investors Fund For Income, Inc.
95 Wall Street
New York, New York  10005

      We consent to the use in Post-Effective Amendment No. 69 to the Registration Statement on Form N-1A (File No. 2-38309) of our report dated October 30, 1999 relating to the September 30, 1999 financial statements of First Investors Fund For Income, Inc., which are included in said Registration Statement.



                                          /s/ TAIT, WELLER & BAKER
                                          ------------------------
                                          TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 20, 2000